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                                                                  EXHIBIT 10(ff)

                                 FIRST AMENDMENT
                                       TO
                     LINE OF CREDIT AND TERM LOAN AGREEMENT

         THIS FIRST AMENDMENT TO LINE OF CREDIT AND TERM LOAN AGREEMENT dated as of the 24th day of November, 2003, by and between RIVIERA TOOL COMPANY, a Michigan corporation (the "Borrower"), and COMERICA BANK, a Michigan banking corporation (the "Bank");

                                   WITNESSETH:

         WHEREAS, Borrower and Bank are parties to that certain Revolving Credit Loan Agreement dated as of December 23, 2002 (as amended, herein called the "Agreement"), under and pursuant to which Bank agreed to make certain loan and credit facilities available to Borrower, subject to and in accordance with the terms and conditions of the Agreement; and

         WHEREAS, Borrower is in default of Sections 7.11(b) and (c) and 7.12 of the Agreement as of August 31, 2003 (the "Existing Defaults"); and

         WHEREAS, Borrower and Bank desire to amend the Agreement as herein provided;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, Borrower and Bank hereby agree as follows:

         1. The definitions of "Eligible Inventory," "Formula Amount," "Line of Credit Commitment," "Maturity Date" and "Termination Date" in Section 1 of the Agreement are deleted in their entirety and the following substituted therefore;

                  "Eligible Inventory" shall mean all of the inventory of the Borrower which is in good and merchantable condition, is not obsolete or discontinue, and which would properly be classified as "work-in-process" or "unbilled contracts in process" under GAAP, excluding:

                  (a) consigned goods and inventory located outside the United States of America;

                  (b) inventory covered by or subject to a seller's right to repurchase, or any consensual or nonconsensual lien or security interest (including without limitation purchase money security interests) other than 9I) the liens in favor of Bank and (ii) liens securing the Subordinated Debt;

                  (c) inventory delivered to a customer, unless such inventory is subject to Borrower's perfected first priority security or title retention interest, and, at Bank's request, Borrower provides evidence satisfactory to the Bank of the same;

                  (d) advance billings on inventory in excess of the cost on such inventory;

                  (e) inventory that has been or is being outsourced or subcontracted, which is (i) not in Borrower's possession or (ii) any portion of the contract price for such inventory has not been paid.

                  "Formula Amount" shall mean, as of the date of any determination thereof, the sum of:

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                  (a)      eighty percent (80%) of Eligible Accounts Receivable,
         excluding Progress Payment Accounts Receivable, less than 120 days past invoice, plus

                  (b) eighty percent (80%) of Progress Payment Accounts Receivable less than 30 days past invoice, plus

                  (c) eighty percent (80%) of Retention Receivables less than 180 days past invoice for Oxford Automotive and Drive Automotive related to the Mercedes 251 Program, plus

                  (d) the lesser of fifty percent (50%) of Eligible Inventory or Two Million One Hundred Fifty Thousand Dollars ($2,150,000).

                  "Line of Credit Commitment" shall mean Ten Million Dollars ($10,000,000). Within the Line of Credit Commitment the Bank has agreed to issue Letters of Credit in an aggregate stated amount outstanding not to exceed the Letter of Credit Amount.

                  "Maturity Date" shall mean, in the case of the Term Loan, December 1, 2004.

                  "Termination Date" shall mean the earlier to occur of the date on which the Line of Credit Commitment is terminated pursuant to
         Section 8.2 or December 1, 2004.

         2. Sections 7.5 and 7.11 of the Agreement are deleted in their entirety and the following substituted therefore:

                  7.5 Extension of Credit. Make loans, advances or extensions of credit to any Person except sales on open account and otherwise in the ordinary course of business; provided, however, Borrower shall not ship any tooling to Oxford Automotive prior to receiving payment in full for such tooling unless Borrower has perfected a security interest of first priority satisfactory to the Bank (and provided evidence to the Bank of such security interest).

                  7.11     Financial Covenants. Permit:

                           (a) The Debt Service Coverage Ratio to be less than 3.50 to 1.00 as of the end of each month, commencing on (and including) August 31, 2003, and at all times thereafter.

                           (b) Its Tangible Effective Net Worth, to be less than the following described amounts as of the following described dates:

                           (i) From August 31, 2003, until February 28, 2004: $13,500,000;

                           (ii)     From February 29, 2004, until May 30, 2004:
         $13,750,000;

                           (iii)    From May 31, 2004, until August 30, 2004:
         $14,000,000;

                           (iv) From August 31, 2004, and at all times thereafter: $14,500,000.

                           (c) The Debt to Worth Ratio to be greater than the following described amounts as of the following described dates:

                           (i)      From August 31, 2003, until August 30, 2004:
         1.50 to 1.0;

                           (ii) From August 31, 2004, and at all times thereafter: 1.25 to 1.0.

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         3.       Simultaneously with the execution of this Amendment, Borrower agrees to execute and deliver to the Bank the Line of Credit Note in the form of Exhibit A attached hereto.

         4. Borrower hereby represents and warrants that, after giving effect to the amendment contained herein, (a) execution, delivery and performance of this Amendment and any other documents and instruments required under this Amendment or the Agreement are within Borrower's corporate powers and authorities, have been duly authorized by all necessary or requisite corporate action, are not in contravention of law or the terms of Borrower's Articles of Incorporation, Bylaws, or other charter or other constitutional documents, and do not require the consent or approval of any governmental body, agency, or authority; and this Amendment and any other documents and instruments required under this Amendment or the Agreement will be valid and binding in accordance with their terms; (b) the representations and warranties of Borrower as set forth in Article 5 of the Agreement are true and correct on and as of the date hereof with the same force and effect as if made on and as of the date hereof; and (c) no Default or Event of Default has occurred and is continuing or exists under the Agreement as of the date hereof.

         5. Except as modified hereby, all of the terms and conditions of the Agreement, and any amendments thereto, shall remain in full force and effect, and Borrower's liabilities and obligations thereunder are hereby acknowledged, ratified and affirmed.

         6. All the terms used herein which are defined in the Agreement shall have the same meanings as used therein, unless the context clearly requires otherwise.

         7. Borrower is responsible for all costs incurred by Bank, including, without limit, reasonable attorney fees, with regard to the preparation and execution of this Amendment. Borrower agrees to pay the Bank a Loan Fee of Five Thousand Dollars ($5,000).

         8. This Amendment will be governed by and construed in accordance with the internal laws of the State of Michigan. The parties hereto select the state and federal courts of appropriate jurisdiction in the State of Michigan as the sole proper forums having jurisdiction over all disputes arising from or in connection with this Amendment or the Agreement. The parties hereto consent to be subject to personal jurisdiction of the courts located in the State of Michigan with respect to any such dispute.

         9. The execution of this Amendment shall not be deemed to be a waiver of any Default or Event of Default, except the Existing Defaults.

         10. Borrower hereby waives, discharges, and forever releases Bank, Bank's employees, officers, directors, attorneys, stockholders and successors and assigns, from and of any and all claims, causes of action, allegations or assertions that Borrower has or may have had at any time up through and including the date of this Amendment, against any or all of the foregoing, regardless of whether any such claims, causes of action, allegations or assertions are known to Borrower or whether any such claims, causes of action, allegations or assertions arose as a result of Bank's actions or omissions in connection with the Agreement, or any amendments, extensions or modifications thereto, or Bank's administration of debt evidenced by the Agreement or otherwise.

         WITNESS the due execution hereof on the day and year first above written.

COMERICA BANK                                        RIVIERA TOOL COMPANY

By /s/ Thomas J. Stritzinger                         By /s/ Kenneth K. Rieth
   -------------------------                            --------------------
Its: Vice President                                  Its: President

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                                    EXHIBIT A

                               LINE OF CREDIT NOTE

$10,000,000                                               Grand Rapids, Michigan
                                                               November 24, 2003

         FOR VALUE RECEIVED, on or before the Termination Date, RIVIERA TOOL COMPANY, a Michigan corporation ("Company"), promises to pay to the order of COMERICA BANK, a Michigan banking corporation (herein called "Bank") at its Main Office at 500 Woodward Avenue, Detroit, Michigan, in lawful money of the United States of America, the indebtedness or so much of the sum of Ten Million Dollars ($10,000,000) as may from time to time have been advanced and then be outstanding hereunder pursuant to the Line of Credit and Term Loan Agreement dated December 23, 2002, made by and between Company and Bank (herein called "Agreement"), together with interest thereon as hereinafter set forth.

         Capitalized terms used herein and not defined to the contrary have meanings given them in the Agreement.

         Interest on the unpaid balance of Loans from time to time outstanding, shall be payable to the extent then accrued, at the Applicable Interest Rate determined under, as and when provided in the Agreement. Interest shall be computed on the basis of a 360 day year and assessed for the actual number of days elapsed, and in such computation effect shall be given to any change in the Prime-based Rate or the Applicable Margin on the date of any change in the Prime Rate or Applicable Margin.

         From and after the occurrence of any Event of Default, the indebtedness outstanding hereunder shall bear interest as provided in Section 2.12 of the Agreement, which interest shall be payable on demand.

         This Note is a note under which advances, repayments and re-advances may be made from time to time, subject to the terms and conditions of the Agreement. This Note evidences borrowing under, is subject to, may be prepaid in accordance with, and may be matured under the terms of the Agreement, to which reference is hereby made. This Note is secured by the Collateral described in the Agreement, to which reference is made for, among other things, the conditions under which this Note may be accelerated.

         The undersigned and all accommodation parties, guarantors and indorsers
(i) waive presentment, demand, protest and notice of dishonor, (ii) agree that no extension or indulgence to the undersigned or release or non-enforcement of any security, whether with or without notice, shall affect the obligations of any accommodation party, guarantor or indorser, and (iii) agree to reimburse the holder of this Note for any and all costs and expenses incurred in collecting or attempting to collect any and all principal and interest under this Note (including, but not limited to, court costs and reasonable attorney fees, whether such costs and expenses are incurred in formal or informal collection actions, federal bankruptcy proceedings, appellate proceedings, probate proceedings, or otherwise). Any transferees of, or endorser, guarantor or surety paying this Note in full shall succeed to all rights of Bank, and Bank shall be under no further responsibility for the exercise thereof or the loan evidenced hereby. Nothing herein shall limit any right granted Bank by other instrument or by law.

         COMPANY AND THE BANK ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED, AND, AFTER CONSULTING WITH COUNSEL OF THEIR CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THEIR MUTUAL BENEFIT, WAIVE ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED HERETO.

         All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement.

         This Note amends and restates, but does not extinguish the indebtedness evidenced by, the Line of Credit Note dated December 23, 2002, in the original principal amount of $7,500,000.

                                                     RIVIERA TOOL COMPANY

                                                     By: /s/ Kenneth K. Rieth
                                                         --------------------

                                                     Its: President